EXHIBIT 10.2

THIS NOTE AND THE SHARES OF PREFERRED STOCK WHICH MAY BE PURCHASED UPON THE CONVERSION OF THIS NOTE (AND THE SHARES OF COMMON STOCK WHICH MAY BE ISSUED UPON CONVERSION OF SUCH SHARES OF PREFERRED STOCK) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER. THE CONVERSION OF THIS NOTE IS SUBJECT TO THE APPLICABLE REQUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF DECEMBER ____, 2004, AS AMENDED (THE "SUBORDINATION AGREEMENT") BY AND AMONG PEQUOT PRIVATE EQUITY FUND III, L.P., AS COLLATERAL AGENT, THE JUNIOR LENDERS NAMED THEREIN, MTM TECHNOLOGIES, INC. (THE "BORROWER") AND TEXTRON FINANCIAL CORPORATION (THE "SENIOR LENDER"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF MAY 21, 2004 (THE "LOAN AGREEMENT"), BY AND AMONG THE BORROWER, SUBSIDIARIES OF THE BORROWER FROM TIME TO TIME PARTY THERETO AND THE SENIOR LENDER, AS SUCH LOAN AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME (SUBJECT TO THE TERMS OF THE SUBORDINATION AGREEMENT) AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE TERMS OF A CERTAIN AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, DATED DECEMBER ___, 2004, AMONG THE BORROWER AND CERTAIN STOCKHOLDERS SIGNATORY THERETO (THE "STOCKHOLDERS' AGREEMENT"). THE STOCKHOLDERS' AGREEMENT CONTAINS CERTAIN RESTRICTIVE PROVISIONS RELATING TO THE VOTING OF SUCH SECURITIES (INCLUDING THE GRANT OF AN IRREVOCABLE PROXY RELATIVE TO VOTING MATTERS). A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE AT THE BORROWER'S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE BORROWER'S SECRETARY, A COPY OF THE STOCKHOLDERS' AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO THE HOLDER HEREOF.

THIS NOTE MAY NOT BE ASSIGNED, NEGOTIATED OR TRANSFERRED EXCEPT AS SET FORTH HEREIN.

THIS NOTE MAY NOT BE CONVERTED PRIOR TO SHAREHOLDER APPROVAL, AS DESCRIBED
HEREIN.

                SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$____________                                               _________ ____, 2004


         FOR VALUE RECEIVED, the undersigned, MTM Technologies, Inc., a New
York corporation (the "Borrower"), promises to pay to ___________ (the "Holder"), the principal sum of _______________ ($_________) with interest on the unpaid balance from the date hereof, at the rate of seven percent (7%) per annum in lawful money of the United States of America, at __________________, or at such other place as the Holder may designate in writing. This Note is one of the secured subordinated convertible promissory notes (collectively, the "Notes") referred to in, and purchased pursuant to, the Purchase Agreement dated December __, 2004, among the Borrower and the Purchasers named therein (the "Purchase Agreement") and evidences a borrowing from the Holder by the Borrower under the Purchase Agreement. The obligations of the Borrower under this Note are secured as provided in the Purchase Agreement and the Loan Documents. This
Note is subject to acceleration pursuant to the terms of the Purchase Agreement.

     1. Payment of Principal. The principal of this Note shall be due and payable on demand, which may be given by 66-2/3% of the holders of the Notes to the Borrower, in writing, at any time following the later of the date that is
(x) 150 days following the date of issuance hereof or (y) if the SEC reviews the Company's filings seeking Shareholder Approval, 180 days following the date of issuance hereof (any such date, the "Maturity Date"), specifying the amount of the outstanding principal sought to be repaid.

     2.  Payment of Interest.

         (a) Interest on this Note shall be due and payable quarterly in arrears on December 31, March 31, June 30 and September 30 of each calendar year the
Note is outstanding and ending with a final partial quarterly interest payment on the Maturity Date. The interest accrued on this Note on each such payment date shall be added to the principal of this Note rather than being paid in cash prior to the Maturity Date.

         (b) All computations of interest payable hereunder shall be made on the basis of the actual number of days in the period for which such interest is payable and a year of 365 or 366 days, as applicable.

         (c) Notwithstanding any other provision of this Note, to the extent permitted by applicable law, interest shall be due and payable on any overdue installment of principal or interest on this Note (including amounts due and unpaid upon any acceleration of this Note) at a rate equal to the lesser of (i) twelve percent (12%) and (ii) the maximum rate permitted by applicable law (the "Maximum Rate"). Notwithstanding anything to the contrary herein, interest that is accrued and added to the principal amount of this Note pursuant to Section 2(a) hereof shall not be considered overdue unless and until the principal on this Note is due.


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


     3. No Prepayment of the Note. The principal of this Note and the interest accrued and unpaid hereon may not be prepaid without the prior written consent of each holder of the Notes.

     4. Automatic Conversion. On the date of the Shareholders Approval, the outstanding principal of and accrued and unpaid interest on this Note shall be automatically converted into that number of fully paid and non-assessable shares of Borrower's Series _______ Preferred Stock determined by dividing (i) the sum of the aggregate principal amount of this Note and the interest accrued and unpaid thereon by (ii) $3.25 (subject to proportional adjustments for preferred stock splits, preferred stock dividends and the like with respect to the Borrower's Series _______ Preferred Stock through the time of conversion). This Note may not be converted prior to Stockholder Approval.

     5. No Fractional Shares. No fractional shares of Series _______ Preferred Stock shall be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Borrower shall (after aggregating all shares into which the Notes held by each holder could be converted) pay cash equal to such fraction multiplied by the amount set forth in
Section 4(ii) above at the close of business on the date of conversion.

     6. Event of Default; Remedies. Upon the occurrence and during the continuance of an Event of Default, this Note may be accelerated in the manner described in the Purchase Agreement and the Holder and the Collateral Agent shall have all of the rights and remedies provided in the Purchase Agreement and the Loan Documents.

     7. Waiver of Certain Rights. Subject to any applicable notice periods, all parties to this Note, including Borrower and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

     8. Enforcement. The Holder may enforce this Note as described in the Purchase Agreement.

     9. Subordination. Repayment of this Note shall be subordinated to the extent and in the manner set forth in the Subordination Agreement. The Holder hereby agrees that it will enter into a subordination agreement with any permitted Senior Lender selected within 90 days from the date of execution of the Purchase Agreement in connection with any Senior Credit Facility containing terms no less favorable, as a whole, to the holders of the Notes than those in the Subordination Agreement.


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


     10. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

     11. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent to or receive notice as a shareholder of the Borrower.

     12. Miscellaneous. The following general provisions apply:

         (a) This Note, and the obligations and rights of the Borrower and the Holder hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns. The Holder may transfer this Note, the shares of Series _______ Preferred Stock issuable upon conversion of this Note, and the shares of Common Stock issuable upon conversion of such shares of Series _______ Preferred Stock, and the rights and obligations attached thereto, so long as any such transfer(s) comply with applicable securities laws and the terms of that certain Amended and Restated Shareholders Agreement, dated December ___, 2004, among the Borrower and the other parties named therein, as amended. Notwithstanding anything contained in this Note to the contrary, the Borrower may not assign any of its obligations under this Note without the prior written consent of the holders of 66 2/3% of the then outstanding aggregate principal amount of the Notes.

         (b) No amendment or waiver of any provision of the Note, nor consent to any departure by a party herefrom, shall in any event be effective unless the same shall be in writing and signed by the holders holding 66 2/3% of the then outstanding aggregate principal amounts of the Notes. Any amendment, waiver or consent so made or effected shall be binding upon all of the holders of the Notes; provided, however, the principal amount of this Note shall not be reduced or the collateral for this Note released without the prior written consent of the holders of at least 75% of the then outstanding aggregate principal amounts of the Notes and, provided further, that the Borrower shall provide all holders of Notes with amended versions of their respective Notes. Any principal so reduced shall be so reduced proportionally for all such holders of the Notes.

         (c) All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

         (d) All notices, requests, consents and demands hereunder shall be made in writing in the manner described in the Purchase Agreement.

         (e) Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Note will be reformed, construed and enforced in such


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


jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

         (f) This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Note and waives any objection to venue in the State of New York.

         (g) Subject to the Subordination Agreement, recourse under this Note shall be solely as provided in the Purchase Agreement and the Loan Documents and in no event to the officers, directors or shareholders of the Borrower.

         (h) No provision in this Note, or in any instrument or any other document evidencing the obligations hereunder, executed by the Borrower or any guarantor, endorser or other party now or hereafter becoming liable for payment of this Note, shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is provided for herein or in any such instrument, or other document, the provisions of this paragraph shall govern, and neither the Borrower nor any guarantor, endorser or other party shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate. The intention of the Borrower and the Holder being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other documents executed by the Borrower or any guarantor, endorser or other party evidencing the obligations under this Note shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

                         Signature on the following page


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


         IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed in its corporate name by a duly authorized officer, by order of its Board of Directors as of the day and year first above written.



                             MTM TECHNOLOGIES, INC.


                             By: ___________________________________
                                   Name:  Francis J. Alfano
                                   Title: Chief Executive Officer